EXHIBIT 23.2

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401
Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-139615, 333-139617, 333-139961, and 333-149208) and Form S-3 (Nos. 333-132909 and 333-142925) of General Moly, Inc. of information in our Mount Hope Project Molybdenum Mine and Process Plant Feasibility Study for the Mt. Hope Project referenced or included herein.

M3 ENGINEERING & TECHNOLOGY CORPORATION

By:	/s/ Daniel H. Neff
Name: Daniel H. Neff Title: President

Dated: March 19, 2008